Consent of Independent Registered Public Accounting Firm

     We have issued our report dated September 16, 2005 accompanying the financial statements of Insured Municipals Income Trust, 127th Insured Multi-Series as of July 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 13 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


New York, New York
November 23, 2005